            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer.--Social security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.


-------------------------------------------------------------------
                                    GIVE THE
                                    SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:           NUMBER OF --
-------------------------------------------------------------------
1.    An individual                 The individual
2.    Two or more                   The actual owner of the
      individuals (joint            account or, if combined
      account)                      fund, the first individual
                                    on the account(1)
3.    Custodian account of          The minor(2)
      a minor (Uniform
      Gift to Minors Act)
4.    a.   The usual                The grantor-
           revocable savings        trustee(1)
           trust account
           (grantor is also
           trustee)
      b.   So-called trust          The actual owner(1)
           that is not a
           legal or valid
           trust under
           state law
5.    Sole proprietorship           The owner(3)
6.    Sole proprietorship           The owner(3)
7.    A valid trust, estate,        The legal entity(4)
      or pension trust

-------------------------------------------------------------------





-------------------------------------------------------------------
                                GIVE THE
                                SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:       NUMBER OF --
-------------------------------------------------------------------
8.    Corporate                 The corporation
9.    Association, club,        The organization
      religious, charitable,
      educational, or other
      tax-exempt
      organization account
10.   Partnership               The partnership
11.   A broker or
      registered nominee        The broker or nominee
12.   Account with the          The public entity
      Department of
      Agriculture in the
      name of a public
      entity (such as a
      state or local
      government, school
      district, or prison)
      that receives
      agricultural program
      payments

-------------------------------------------------------------------


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)   Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal, representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL
    BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card, at the local Social Administration office, or Form SS-4, Application for Employer Identification Number, by calling 1 (800) TAX-FORM, and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from withholding include:

       o An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

       o The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

       o An international organization or any agency or instrumentality thereof.

       o A foreign government and any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

       o   A corporation.

       o   A financial institution.

       o A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

       o   A real estate investment trust.

       o   A common trust fund operated by a bank under Section 584(a).

       o An entity registered at all times during the tax year under the Investment Company Act of 1940.

       o A middleman known in the investment community as a nominee or custodian.

       o A futures commission merchant registered with the Commodity Futures Trading Commission.

       o   A foreign central bank of issue.

Payments of dividends and patronage dividends generally exempt from backup withholding include:

       o   Payments to nonresident aliens subject to withholding under Section
           1441.

       o Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

       o   Payments of patronage dividends not paid in money.

       o   Payments made by certain foreign organizations.

       o   Section 404(k) payments made by an ESOP.


Payments of interest generally exempt from backup withholding include:

       o Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and you have not provided your correct taxpayer identification number to the payer.

       o Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

       o   Payments described in Section 6049(b)(5) to nonresident aliens.

       o   Payments on tax-free covenant bonds under Section 1451.

       o   Payments made by certain foreign organizations.

       o   Mortgage interest paid to you.


Certain payments, other than payments of interest, dividends, and patronage dividends, that are exempt from information reporting are also exempt from backup withholding. For details, see the regulations under sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A and 6050N.


Exempt payees described above must file Form W-9 or a substitute Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.


PRIVACY ACT NOTICE. -- Section 6109 requires you to provide your correct taxpayer identification number to payers, who must report the payments to the IRS. The IRS uses the number for identification purposes and may also provide this information to various government agencies for tax enforcement or litigation purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to payer. Certain penalties may also apply.


PENALTIES


(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.


(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.


(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.


FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.